EXHIBIT 99.1

PRESS RELEASE

	Contact:	John Simmons, VP & CFO
Stewart & Stevenson Services, Inc.
713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON ANNOUNCES FIRST QUARTER

EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – May 12, 2004– Stewart & Stevenson Services, Inc. (NYSE: SVC)  announced plans to release its fiscal 2004 first quarter results on Wednesday, May 19, 2004 at 6:00 a.m. Eastern time.  In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, May 19, 2004  at 10:30 a.m. Eastern time.

What:	Stewart & Stevenson Services First Quarter Earnings Call

When:	Wednesday, May 19, 2004, 10:30 a.m. Eastern time

How:	Live via phone - By dialing 800-901-5217 or 617-786-2964 and using pass code 15588720 at least 10 minutes prior to the start time – OR live over the Internet by logging on to the web address below:

Where:	http://www.ssss.com
The call may be accessed on the home page of Stewart & Stevenson’s website under the heading “In the Spotlight”, or on the Investor Relations web page.

A telephonic replay of the conference call will be available through May 26, 2004 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 60972634. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

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